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FRONTIER INSURANCE GROUP, INC.  FORM 8-K/A-1  DATED MAY 22, 1996   EXHIBIT 10-17


                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES



PRO FORMA FINANCIAL INFORMATION

The following unaudited Pro Forma Condensed Consolidated Financial Statements of Frontier Insurance Group, Inc. and Subsidiaries, ("Frontier" or the "Company") give effect to the Company's acquisition of United Capital Holding Company ("UCHC') (the "Acquisition") as more fully described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The unaudited Pro Forma Condensed Consolidated Financial Statements reflect the Company's preliminary purchase price allocation and is subject to revision as information becomes available. Management believes that the preliminary allocation of purchase price is not expected to differ materially from the final allocation. The Pro Forma Condensed Consolidated Statements of Income have been prepared as if the Acquisition had been consummated on January 1, 1995. The Pro Forma Condensed Consolidated Balance Sheet has been prepared as if the Acquisition had been consummated at June 30, 1996. Such Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results of future operations, nor of the results of historical operations had the Acquisition been consummated on such dates.

The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with: the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements; Frontier's Annual Report on Form 10-K for the year ended December 31, 1995; Frontier's Quarterly Report on Form 10-Q for the six months ended June 30, 1996; UCHC's audited consolidated financial statements for the year ended December 31, 1995 and UCHC's unaudited interim consolidated financial statements for the six months ended June 30, 1996.





















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FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES    FORM 8-K/A-1   Exhibit 10-17



                FRONTIER INSURANCE GROUP, INC., AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    For the Three Months Ended June 30, 1996
                                   (Unaudited)
                          (dollar amounts in thousands)




                                              Historical For the six months       Pro Forma        The Company
                                                 Ended June 30, 1996             Adjustments        Pro Forma

REVENUES:                                        The Company     UCHC         Debit      Credit     Combined
                                                 -----------     ----         -----      ------     --------

Premiums written .............................   $ 159,826    $  11,379                            $ 171,205
Premiums ceded ...............................     (26,474)      (7,552)      ______      ______     (34,026
                                                 ---------    ---------    ---------   ---------   ---------
        NET PREMIUMS WRITTEN .................     133,352        3,827            0           0     137,179
Increase in unearned premiums ................      (8,910)        (597)                  ______      (9,507
                                                 ---------    ---------    ---------   ---------   ---------
        NET PREMIUMS EARNED ..................     124,442        3,230            0           0     127,672
Net Investment Income ........................      16,374        3,371    $   2,184(a)               17,561
Realized capital gains .......................       1,305          647       ______      ______       1,952
                                                 ---------    ---------    ---------   ---------   ---------
        TOTAL NET INVESTMENT INCOME ..........      17,679        4,018        2,184           0      19,513
Gross claims adjusting income ................          37            0       ______      ______          37
                                                 ---------    ---------    ---------   ---------   ---------
        TOTAL REVENUES .......................     142,158        7,248        2,184           0     147,222

EXPENSES:
Losses .......................................      56,916          366                               57,282
Loss adjustment expenses .....................      18,728        1,244                               19,972
                                                                                                      27,052
Amortization of policy acquisition costs .....      27,711         (659                               12,914
Underwriting and other expenses ..............      11,638        1,077          199(b)                  880
Interest expense .............................         880            0
                                                 ---------    ---------    ---------   ---------   ---------
TOTAL EXPENSES ...............................     115,873        2,028          199           0     118,100

INCOME BEFORE TAXES ..........................      26,285        5,220        2,383           0      29,122

Income taxes:
  State ......................................         547            0                                  547
  Federal ....................................       6,705        1,948        _____    $716 (c)       7,937
                                                 ---------    ---------    ---------   ---------   ---------
        TOTAL INCOME TAXES ...................       7,252        1,948            0         716       8,484
                                                 ---------    ---------    ---------   ---------   ---------
   NET INCOME ................................   $  19,033    $   3,272    $   2,383   $     716   $  20,638
                                                 =========    =========    =========   =========   =========

PER SHARE DATA
  Net income per share .......................   $    1.33                                         $    1.44
                                                 =========                                         =========

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                FRONTIER INSURANCE GROUP., INC., AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma adjustments have been applied to the historical condensed consolidated statements of income of the Company and UCHC for the six-month period ended June 30, 1996, to give effect to the Acquisition as if it had occurred on January 1, 1996:

(a) Net investment income has been decreased by $2.2 million to reflect the reduction of investment income from the sale of fixed maturities to fund the purchase of the acquisition ($30.9 million), and from the sale of short-term investments and fixed maturities for the payment of a $49.8 million dividend from UCHC to Capsure prior to the closing. The yield assumed on the two transactions was 6.4% and 6.9%, respectively.

(b) Underwriting and other expense has been increased by $0.2 million to reflect the amortization of the excess cost over net assets acquired arising from the acquisition.

(c) Income taxes have been decreased by $0.7 million to reflect the net tax effect of the pro forma adjustments.



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